Exhibit 10.2


                              EMPLOYMENT AGREEMENT

THIS AGREEMENT (the "Agreement") is made effective this 4th day of August, 2000 (the "Effective Date"), by and between SKYMALL, INC., a Nevada corporation ("Employer"), and CARY L. DEACON ("Employee"):

                                    RECITALS

     WHEREAS, Employer wishes to retain the services of Employee; and

     WHEREAS, Employee wishes to be employed by Employer as Chief Operating Officer and President of Employer; and

     WHEREAS, Employer and Employee wish to memorialize the terms of their agreement.

     NOW THEREFORE, in consideration of Employer's employment of Employee, the compensation to be paid to Employee, and the mutual covenants and promises contained herein, the parties agree as follows:

                                   AGREEMENT

     1. EMPLOYMENT. Employer shall employ Employee as Chief Operating Officer and President of SkyMall, Inc., and Employee shall report directly to the Chief Executive Officer of SkyMall, Inc. Employee shall accept such employment and agrees to perform his duties and responsibilities in accordance with the terms and conditions herein.

     2. TERM. The term of the employment of Employee by Employer shall be for a period of two years, commencing on September 18, 2000, and ending on September 18, 2002, unless sooner terminated in accordance with Section 15 of this Agreement. The employment of Employee may be renewed by a written agreement signed by the Employee and Employer specifically renewing Employee's employment and specifying a renewal term. Neither the Employee nor Employer will have any obligation to renew the employment.

     3. EMPLOYEE'S OBLIGATIONS AND DUTIES. During the term of his employment, Employee shall devote his full time and efforts to the business affairs of Employer. Employee shall perform and discharge in a diligent and professional manner such duties and responsibilities as may be reasonably prescribed from time to time by Employer. Employee agrees to adhere to all of Employer's rules, policies, and procedures as may be in effect from time to time, including, but not limited to, Employer's policy requiring pre-employment and routine random drug screening, any policies contained in Employer's employee guidebooks and any other policies, rules or regulations adopted by Employer from time to time. Employer may amend, revise, or discontinue any of its rules, policies, and procedures, as Employer deems necessary or desirable. The terms of Employer's rules, policies, procedures and employee handbooks do not create any contractual rights in favor of Employee.

     4. ANNUAL BASE SALARY. During the term of Employee's employment under this Agreement, Employer shall pay Employee an annual base salary of a minimum of Two Hundred Seventy Five Thousand Dollars ($275,000.00). From time to time, or in connection with performance evaluations, Employer may, but shall not be obligated to, increase the amount of this base salary. All compensation paid pursuant to this Section shall accrue and be payable in accordance with the payroll practices of Employer as may be in effect from time to time. Employer's current payroll practices provide for bi-weekly payment of wages.

     5. INCENTIVE BONUS. During the term of Employee's employment under this Agreement, Employee will be eligible to participate in Employee's incentive compensation plan that will allow Employee to earn a cash bonus of up to fifty percent (50%) of his annual base salary. The terms and conditions of this plan shall be those approved by the Company's Board from time to time. Employee will receive a one-time guaranteed minimum bonus of Thirty Thousand Dollars ($30,000.00) for his services in fiscal 2000 payable in fiscal 2001 in accordance with Employer's standard policies as may be in effect during the term of this Agreement.

     6. STOCK OPTIONS. Subject to Board approval, Employee shall be eligible to receive options to purchase Five Hundred Thousand (500,000) shares of stock of SkyMall, Inc. at the following prices: (a) as to 300,000 shares the lesser of: (i) $2.50; or (ii) the lowest closing price of SkyMall, Inc. Common Stock between the Effective Date of this Agreement and seven (7) business days thereafter (b) as to 100,000 shares $5.00 per share, and (c) as to 100,000 shares $10.00 per share. One-fourth of such options shall vest immediately, and the remaining options shall vest as follows: one-fourth each year on the anniversary of the date of this Agreement for each of the successive three (3) years, with the lowest priced options vesting first. Employee shall be eligible for additional option grants in accordance with Employer's policies as may be in effect during the term of this Agreement. These options will be subject to the terms of SkyMall's standard option agreement.

     7. CHANGE-OF-CONTROL. Should Employer experience a Change-of-Control (as defined herein), Employee will be paid an amount at least equal to: (i) two years salary and benefits; (ii) bonuses for a two year period at a rate equal to the greater of: the established target bonus at the time of the event specified in Section 1 (a)(ii) below, or the most recent bonus paid prior to the Change-of-Control; and (iii) Employee shall be entitled to retain any options granted pursuant to this Agreement, all of which shall immediately vest upon a Change-of-Control in accordance with the terms of any applicable option agreement.

          a. DEFINITION OF CHANGE-OF-CONTROL. As used herein "Change-of-Control" shall be deemed to have occurred if ONE of the events in items (1) through (4) of Subsection (i) below occurs AND the event in Section
(ii) occurs within one (1) year of the date of the event in Subsection (i):

               (i) ORGANIZATIONAL CHANGE: (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities of Employer under an employee benefit plan of Employer, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act


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

except that a person shall be deemed to have "beneficial ownership" of all securities that such person has a right to acquire, whether such right is exercisable immediately or only after September 18, 2000), directly or indirectly, of securities of Employer representing thirty percent (30%) or more of the outstanding shares of Common Stock of Employer (or its successors or assigns) (including, without limitation, the acquisition of shares by any "person" who held shares of Employer immediately prior to September 18, 2000); or (2) during any period of not more than two consecutive years, not including any period prior to the date of this Agreement, individuals who at the beginning of such period that constitute the Board of Directors of Employer, and any new director (other than a director designated by a person who has entered into an agreement with Employer to effect a transaction described in clause (1) or (3) of this Section) whose election by the Board or nomination by Employer's shareholders was approved by a vote of at least a majority of the directors still in office who either were in office at the beginning of such period or whose election or nomination for election was previously so approved, ceases for any reason to constitute a majority of the Board; or (3) Employer is party to a merger or consolidation which results in the holders of voting securities of Employer outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of Employer or such surviving entity outstanding immediately after such merger or consolidation, or Employer sells, consigns, conveys or otherwise disposes of all or substantially all of Employer's assets or any transaction having a similar effect is consummated; or (4) Employer is liquidated or dissolved or adopts a plan of liquidation; and

               (ii) CHANGE IN RESPONSIBILITIES. Following any event in Subsection (i) above, any one of the following: (i) any change in Employee's title, authorities, or responsibilities (including reporting responsibilities) which represents an adverse change from his status, title, position or responsibilities (including reporting responsibilities) which were in effect immediately prior to the event in Subsection (i) above, (ii) the assignment to Employee of any material duties or work responsibilities which are inconsistent with such status, title, position or work responsibilities in effect immediately prior to the event in Subsection (i) above, or (iii) termination or constructive discharge of Employee.

     8. PERSONAL PAID TIME OFF. Employee shall be entitled to fifteen (15) days of personal paid time off days per year (accrued at the rate of 4.615 hours per pay period). Any unused days shall be forfeited, and no payment shall be made in lieu of taking time off.

     9. 401(K). After ninety (90) days of employment, Employee shall be eligible to participate in Employer's 401(k) Plan. Employer shall match fifty percent (50%) of Employee's contribution to the 401(k) Plan (up to six percent (6%) of Employee's annual base salary, or the maximum allowable under law) subject to vesting, in accordance with the terms of the Plan documents.

     10. EMPLOYEE BENEFITS. During the term of Employee's employment under this Agreement, Employee shall be eligible for medical, dental and vision insurance (beginning on the first day of the month after one full month of employment), short and long-term disability insurance and life insurance, all in accordance with the standard benefits policies and procedures applicable to employees of Employer during the term of this Agreement.


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

     11. EXPENSES. During the term of Employee's employment under this Agreement, Employer shall reimburse Employee for all reasonable travel and other expenses incurred by Employee in connection with the performance by Employee of his duties and responsibilities hereunder, subject to Employee's submission of receipts for the expenses, and in accordance with Employer's standard policies as may be in effect from time to time.

     12. RELOCATION REIMBURSEMENT. Employee shall be entitled to reimbursement for reasonable travel expenses associated with up to three (3) visits during which he and his spouse locate a home in Arizona, and reasonable moving expenses associated with Employee's relocation from Minnesota to Arizona. The reimbursement shall include the following items that are actually paid for by Employee and documented with applicable receipts: commission costs on the sale of Employee's home in Minnesota; packing, loading and transportation of household goods. Employee shall provide Employer with two written relocation estimates prior to incurring such expenses. Employer shall not purchase Employee's current home.

     13. WITHHOLDING OF TAXES. Employer may withhold from any compensation or benefits payable to Employee under this Agreement all federal, state and local taxes as may be required to be withheld by law, regulation or ruling.

     14. PERFORMANCE REVIEWS. Employer shall provide Employee with annual performance reviews in a manner deemed reasonable by Employer in its sole discretion.

     15. TERMINATION. Employee's employment is at-will and may be terminated at any time, by either party, with or without Cause (as defined herein), by providing written notice to the other.

          a. BY EMPLOYEE. If Employee's employment is terminated by Employee for any reason, or for no reason, Employer shall have no further obligation or liability other than: (i) to provide Employee his pro-rata annual base salary through the last date Employee performs work for Employer; and (ii) to provide Employee continuing benefits as required under COBRA or other applicable law.

          b. BY EMPLOYER. If Employee's employment is terminated by Employer for any reason other than Cause, then Employer shall, in Employer's sole discretion, either: (1) through September 18, 2002 continue to regularly pay to Employee the annual base salary of Two Hundred Seventy Five Thousand Dollars ($275,000.00), in which case the Non-Compete Agreement in Section 17(b) herein shall be limited to a period of one (1) year from the date of termination; or
(2) immediately pay Employee a lump sum equal to the base salary Employee would have been paid for the remainder of the term of this Agreement. In either case, the stock options to be awarded hereunder shall immediately vest upon termination. Employer shall also be entitled to terminate this Agreement for Cause and, thereafter, Employer shall have no further obligation or liability other than: (i) to provide Employee his pro-rata annual base salary through the last date Employee performs work for Employer; and (ii) to provide Employee continuing benefits as required under COBRA or other applicable law; provided, however, that in the event of termination for Cause due to death or disability


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

as defined in Subsection (c)(vi) and (vii) below, employee shall also be entitled to a pro rata portion of any bonus payments payable under any applicable bonus or other incentive compensation plan.

          c. CAUSE DEFINED. "Cause" shall mean: (i) any act of fraud which results in or is intended to result in Employee's personal enrichment at the direct expense of Employer, including without limitation, theft or embezzlement from Employer; (ii) public conduct by Employee substantially detrimental to the reputation of Employer, (iii) violation by Employee of any Employer policy, regulation or practice, including the Employee Handbook; (iv) conviction of a felony; (v) any disloyal, untruthful or dishonest act of any kind which results in harm of any kind to Employer, (vi) death of Employee, (vii) Employee becomes disabled such that Employee cannot perform the essential functions of his job, and the disability shall have continued for a period of more than one hundred twenty (120) consecutive days, or (viii) habitual intoxication, drug use or chemical substance use by any intoxicating or chemical substance.

     16. CONFIDENTIALITY.

          a. CONFIDENTIAL MATERIAL. In the course of Employee's employment by Employer, Employee will be given access to and become acquainted with trade secrets and various other proprietary or confidential technical and commercial information, including, but not limited to, the following: (i) business strategies, pricing, marketing and cost data; (ii) technical information regarding Employer's products and services; (iii) confidential customer information; (iv) customer and supplier lists; (v) contents of contracts and agreements with partners, merchants, customers and suppliers; (vi) customer requirements and specifications; and (vii) e-commerce designs, plans, development techniques and other products or processes, whether or not copyrighted by Employer. All items described in the foregoing sentence are defined herein as "Confidential Material." Employee further acknowledges that the Confidential Material has been developed or acquired by the Employer through expenditure of substantial time, effort and money, and that the Confidential Material provides Employer with an advantage over competitors.

          b. NON DISCLOSURE AGREEMENT. In consideration for access to Confidential Material, Employee agrees that during his employment and continuing for ten (10) years thereafter, he shall not directly or indirectly disclose or use for any reason whatsoever any Confidential Material obtained by him by reason of his employment with Employer, except as required to conduct the business of Employer or as authorized by express written permission of the Board of Directors of Employer or as otherwise required by law.

          c. OWNERSHIP OF DATA. Employee confirms that all Confidential Material and all documents reflecting such information remain the exclusive property of Employer. All business records, papers, documents or other data, in whatever form, kept or made by Employee relating to the business of Employer, shall be and shall remain the property of Employer during the term of Employee's employment and at all times thereafter. Employee will grant and hereby grants to Employer the sole and exclusive ownership of (including the sole and exclusive right to reproduce, use or disclose for any purpose) any and all reports, drawings, data, programs, plans, writings or other information made or prepared


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

by Employee alone or with others during the term of his employment that relate to his employment or Employer's business.

          d. REMEDIES. Employee hereby agrees that damages and any other remedy available at law would be inadequate to redress or remedy any loss or damage suffered by Employer upon any breach of the terms of this Section 16 by Employee, and Employee therefore agrees that Employer, in addition to recovering on any claim for damages or obtaining any other remedy available at law, also may enforce the terms of this Section 16 by injunction or specific performance, and may obtain any other appropriate remedy available in equity. Employee further acknowledges and agrees that Employer shall be entitled to recover attorneys' fees and costs associated with enforcement of this Section 16.

     17. NON-COMPETE AGREEMENT.

          a. HIGHLY-COMPETITIVE MARKET. Employee acknowledges and agrees that Employer's products and services are sold and performed in a highly-competitive market. Employee acknowledges that the services he may render to Employer, the information exchanged between all parties in connection with rendering those services, and Employer's relationships with customers, airlines, transportation companies, catalog retailers, vendors, banks, accountants, and any other Employer program participants, business partners or similar parties, are each of a unique and valuable character. Employee acknowledges that the market for Employer's products and services is national and international in scope.

          b.   LIMITATION  OF  ACTIVITIES.  Except as  specifically  provided in
Section 15(b), Employee agrees that, for a period of two (2) years after the termination of this Agreement or the date employer last makes a payment to employee under this Agreement, he shall not engage in, plan for, organize, work for, or assist, directly or indirectly, any business that is competitive, directly or indirectly, with Employer's business, nor solicit participants in or customers of the Employer's program, nor use Employee's knowledge of Employer or its business in any manner that competes with Employer. As used in this Section 17, the term Employer includes SkyMall, Inc. and any of its affiliates or subsidiaries. The foregoing restrictions shall be understood to prohibit Employee from participating in the following non-exclusive list of activities:

               (i) Provide services as an employee, director, consultant, agent, or representative to any company or other entity that is competitive, directly or indirectly, with Employer's plans and initiatives for the Internet, Catalog or interactive shopping.

               (ii) Provide services as an employee, director, consultant, agent, or representative to any catalog company or other entity that is competitive, directly or indirectly, with Employer or its products and services or entities in which SkyMall has an equity interest.

               (iii)Directly   or   indirectly   solicit   Employer's   vendors,
customers, employees, business partners or similar third parties for any activity that is directly or indirectly competitive with Employer.

               (iv) Participate in, be employed in any capacity by, serve as director, consultant, agent or representative for, or have any interest, directly or indirectly, in any entity or enterprise which is engaged in a


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

business directly or indirectly competitive to Employer, or which is competitive to any products and services being actively developed by Employer with the bona fide intent to market same.

               (v) Own, either directly or indirectly or through or in conjunction with one or more members of his family or his spouse's family or through any trust or other contractual arrangement, a greater than five percent (5%) interest in, or otherwise control either directly or indirectly, any partnership, corporation, or other entity which has products and services that are competitive to any products and services being developed or otherwise offered by Employer or being actively developed by Employer with a bona fide intent to market same.

          c. REMEDIES. Employee hereby agrees that damages and any other remedy available at law would be inadequate to redress or remedy any loss or damage suffered by Employer upon any breach of the terms of this Section 17 by Employee, and Employee therefore agrees that Employer, in addition to recovering on any claim for damages or obtaining any other remedy available at law, also may enforce the terms of this Section 17 by injunction or specific performance, and may obtain any other appropriate remedy available in equity.

          d. MODIFICATION. If any provision of this Section 17 is deemed, as a matter of law, to be unreasonable as to time, area, or scope by any court, then such court shall have authority to modify this Section as to time, area or scope, but only to the limited extent necessary to make this Section reasonable and enforceable.

     18. EMPLOYEE'S REPRESENTATIONS AND WARRANTIES. Employee represents and warrants that this Agreement does not violate the terms, conditions or provisions of any employment relationship with any prior employer. Employee represents and warrants that Employee serves on no other Boards of Directors, except for Net Radio Corporation. Employee shall not accept any appointments to serve on any other Boards without prior written approval of Employer.

     19. RETURN OF MATERIALS. Employee shall return to Employer promptly at its request all materials furnished to Employee by Employer and all materials prepared by Employee that contain Confidential Material together with all copies thereof.

     20. NOTICES. Any notice or other communication required or permitted hereunder shall be sufficient if given in writing and delivered personally or mailed by registered or certified mail, return receipt requested, postage prepaid and addressed to the parties at the addresses listed below. Either party may designate a different address by notice so given.

                    Employer:  Christine Aguilera
                               General Counsel
                               SkyMall, Inc.
                               1520 East Pima Street
                               Phoenix, Arizona 85034


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

                    Employee:  Cary Leonard Deacon
                               6818 Highover Drive
                               Chanhassen, Minnesota 55317

     21. GOVERNING LAW, ARBITRATION AND CHOICE OF FORUM. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Arizona without regard to its conflicts of law principles. Except for the right of either party to apply for injunctive relief as provided herein, any controversy or claim arising out of or related to this Agreement or in connection with a breach of this Agreement ("Claim") will be settled by arbitration in Phoenix, Arizona U.S.A. under the rules of the American Arbitration Association in effect at the time such Claim is submitted to arbitration. The arbitrator selected to arbitrate such Claim will be selected from a panel of persons having experience with and knowledge of catalog businesses or the e-commerce industry. Such arbitrator will not, in any event, have any authority to make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. The arbitral award will be final and binding on all parties and may be entered as a judgment and enforceable by any court of competent jurisdiction. The parties agree that any lawsuit, dispute, action or proceeding arising out of or related to this Agreement shall be instituted in a state or federal court of competent jurisdiction located in Maricopa County, Arizona. The parties accept the exclusive jurisdiction of the aforesaid courts, and irrevocably agree to be bound by any judgment rendered by said courts in connection with this Agreement. The party who substantially prevails in any cause of action to enforce this Agreement shall be entitled to recover reasonable attorney's fees and costs.

     22. SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     23. AMENDMENT. This Agreement shall not be modified, amended or rescinded except by written instrument duly executed by Employee and Employer.

     24. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     25. CAPTIONS AND HEADINGS. The captions and headings of this Agreement are for convenience of reference only and shall not be considered to be a part of this Agreement, affect the meaning or interpretation of this Agreement, or be used in determining the intent of the parties.

     26. SURVIVAL. The provisions of Sections 16 and 17 of this Agreement shall remain in full force and effect following the termination of Employee's employment or the termination of this Agreement, except as otherwise provided herein.

     27. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be unenforceable by Employer's successors and assigns, and is fully


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

assignable by Employer to any of Employer's current or future affiliates and subsidiaries.

     28. ENTIRE AGREEMENT. Except as stated herein, this Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supercedes any oral or written discussions on matters contemplated herein.


EMPLOYER - SKYMALL, INC.,
A NEVADA CORPORATION


By: /s/ Lyle R. Knight                       Date: August 8, 2000
    --------------------------------               -----------------------------
    Lyle R. Knight
    Its:  Chair, Compensation Committee of the Board of Directors


EMPLOYEE - CARY LEONARD DEACON


/s/ Cary L. Deacon                           Date: August 4, 2000
------------------------------------               -----------------------------
    Cary Leonard Deacon


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